Exhibit 10.1

BioLineRx Ltd.
American Depositary Shares, each representing 10 ordinary shares,
(NIS 0.01 par value per share)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

May 17, 2013

STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, Maryland 21202

Ladies and Gentlemen:

BioLineRx, Ltd., a corporation organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), as sales agent and/or principal (“Agent”), American Depositary Shares (“ADSs”), each representing 10 of the Company’s ordinary shares (“Ordinary Shares”), NIS 0.01 par value per share (the “Shares”), having an aggregate offering price of up to $20,000,000 on the terms set forth in Section 2 of this Sales Agreement (the “Agreement”).  The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

The ADSs will be issued pursuant to the Deposit Agreement dated as of July 21, 2011 among the Company, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder. (the “Deposit Agreement”).

Section 1.  Representations and Warranties.  The Company represents and warrants to the Agent that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below):

(a)           Compliance with Registration Requirements.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), on Form F-3 (File No. 333-182997), in respect of the Company’s ADSs and Ordinary Shares (including the Shares) (collectively, the “Securities”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, has become effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Base Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the 1933 Act; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Base Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           Incorporation of Documents by Reference.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           Incorporation and Good Standing of the Company and Its Subsidiaries.  The Company has been duly organized and is validly existing under the laws of the State of Israel and has the corporate power and authority to lease and operate its properties and to conduct its business as described in the Registration Statement and the General Disclosure Package, and to enter into and perform its obligations under this Agreement.  Each of the Company’s subsidiaries (each, a “Subsidiary,” and collectively, the “Subsidiaries”) has been duly organized and is validly existing, in good standing, where applicable, under the laws of its jurisdiction of organization and has the requisite power and authority to lease and operate its properties and to conduct its business as described in the Registration Statement and the General Disclosure Package.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other business entity to transact business and is in good standing, where applicable, in each jurisdiction in which such qualification is required, whether by reason of the leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to, individually or in the aggregate, result in any material adverse change, or any development involving a material adverse change, in or affecting the business, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole or the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (a “Material Adverse Change”).  All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim, except for such security interests, mortgages, pledges, liens, encumbrances and claims that would not reasonably be expected to result in a Material Adverse Change.

(d)           Reporting Company; Form F-3.  The Company meets the requirements for use of Form F-3 under the 1933 Act.  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company’s knowledge, threatened by the Commission.  At the respective times the Registration Statement and each amendment thereto became effective, such Registration Statement, as amended, complied in all material respects with the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the 1933 Act.

(e)           Capitalization and Other Capital Stock Matters.  The Ordinary Shares and the ADSs conform in all material respects to the description thereof contained in the Registration Statement and the General Disclosure Package.  All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable Israeli, federal and state securities laws.  None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company.  Other than as described in the Registration Statement or the General Disclosure Package: (i) there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any share capital of the Company or any of its Subsidiaries other than those described in the Registration Statement or the General Disclosure Package, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their respective securities under the 1933 Act, (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares and (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The description of the Company’s stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement or the General Disclosure Package, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

(f)           Authorization of the Shares.  The Shares and Ordinary Shares represented thereby have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement will be validly issued, fully paid, and non-assessable and free and clear of all liens, encumbrances, preemptive rights and other claims.  The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the General Disclosure Package.

(g)           Due Execution, Delivery and Performance of the Agreements.  The Company has full legal right, corporate power and authority to execute this Agreement and to perform the transactions contemplated hereby and thereby.  Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.  Each of this Agreement and the Deposit Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, may be limited by federal or state securities law or the public policy underlying such laws.

(h)          No Violation.  The Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and thereby and by the Prospectus have been duly authorized by all necessary corporate action and (i) will not result in any violation of the provisions of the Articles of Association, charter or by laws of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or a violation or default (or, with the giving of notice or lapse of time would be in a default, a “Default”) under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, or (iii) will not result in any violation of any applicable law, administrative regulation, or administrative or court decree applicable to the Company or any Subsidiary, except for such violations which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(i)           No Further Government Authorizations or Approvals Required.  Other than the approval of the Tel Aviv Stock Exchange (the “TASE”), no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus.

(j)           Independent Accountants.  Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd. (“Kesselman”), which has certified certain financial statements of the Company  and its Subsidiaries and delivered its report with respect to the audited consolidated financial statements (the “Financial Statements”) and schedules included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012, is an independent registered public accounting firm with respect to the Company and its Subsidiaries as required by the 1933 Act and the 1934 Act.

(k)           No Defaults or Consents.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries, or violate any provision of the Articles of Association, charter or by-laws, as applicable, of the Company or any of its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(l)           Contracts.  The material contracts to which the Company is a party that are filed pursuant to the 1934 Act with the Commission by the Company have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(m)          No Actions.  There is no legal or governmental action, suit or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective directors and officers in their capacities as such, which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated hereby.

(n)           Properties.  The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all other properties and assets reflected as owned in the Financial Statements, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except as described in the Registration Statement and the General Disclosure Package, or such as do not materially affect the value of the property and assets and do not materially interfere with the use made and proposed to be made by the Company and its Subsidiaries.  The real property, improvements, buildings, equipment, and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such Subsidiary.

(o)           No Material Adverse Change.  Except as disclosed in the Registration Statement or the General Disclosure Package, since the date of the Financial Statements of the Company incorporated by reference in the  Prospectus: (i) there has not been any change in the share capital or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any Material Adverse Change; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(p)           Intellectual Property.  For purposes of this Agreement: “Intellectual Property” means patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade and service marks, trade and service mark registrations, and trade names; and “Company Intellectual Property” means Intellectual Property that is owned by or licensed to the Company or that is necessary for the Company and its Subsidiaries to conduct their respective businesses as described in the Registration Statement and the General Disclosure Package.  To the knowledge of the Company, the Company and each of its Subsidiaries own, possess, or have adequate rights to use the Company Intellectual Property.  Neither the Company nor any of its Subsidiaries has received any notice or claim from any person alleging that, and neither is otherwise aware that, the conduct of the business of the Company and any of its Subsidiaries constitutes or would constitute any infringement or misappropriation of, or conflict with, any Intellectual Property right of any third party.  To the knowledge of the Company and except as set forth in the Registration Statement and the General Disclosure Package, no third party possesses or has the right to obtain rights to the Company Intellectual Property, other than the licensors and licensees of the Company Intellectual Property.  Except as set forth in the Registration Statement and the General Disclosure Package, neither the Company nor any of its Subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property, other than the licensors and licensees of the Company Intellectual Property.  There is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’, as applicable, rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim.  To the knowledge of the Company, there is no U.S. patent which contains claims that are valid and enforceable and are necessary for the manufacture, use, sale or offer for sale of the Company’s product candidates, or that interferes with the claims of any Intellectual Property owned by or licensed to the Company.  To the knowledge of the Company, all prior art references material to patentability as defined in 37 C.F.R. § 1.56 known to the Company during the prosecution of the U.S. patents and U.S. patent applications were disclosed to the U.S. Patent and Trademark Office, or will be disclosed in the pending U.S. patent applications within the statutory period available for such disclosure.

(q)           Compliance.  Neither the Company nor any Subsidiary is or has been in violation of any applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change.

(r)           Taxes.  The Company and each of its Subsidiaries has filed all material Israeli, federal, state, and other foreign tax returns or has properly requested extensions thereof and has paid all taxes and other governmental assessments and charges required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.  The Company is not aware of any tax deficiency that has been or would reasonably be expected to be asserted or threatened against the Company that would reasonably be expected to result in a Material Adverse Change.

(s)           Transfer Taxes.  Except as set forth in the Registration Statement and the General Disclosure Package, there are no transfer taxes or other similar fees or charges under Israeli or federal laws or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(t)           Investment Company.  The Company is not, and after receipt of payment for the Shares and after application of the net proceeds therefrom as described in the Prospectus, will not be, an “Investment Company,” or an entity “controlled” by an “Investment Company,” within the meaning of Investment Company Act of 1940, as amended.

(u)           Offering Materials.  Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date any offering material, including any “Issuer Free Writing Prospectus” (as defined in Rule 405 promulgated under the 1933 Act), in connection with the offering and sale of the Shares other than the Prospectus, and any amendment or supplement thereto.

(v)           Insurance.  Each of the Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Change.

(w)           Off-Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.  There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its 1934 Act filings.

(x)           Governmental Permits, Etc.  The Company and each Subsidiary possesses such valid and current certificates, authorizations, licenses or permits (“Permits”) issued by the appropriate Israeli, state, federal, or other foreign regulatory agencies, self-regulatory organizations or other bodies necessary to conduct their respective businesses, except for Permits that, the lack of which, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(y)           Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated Subsidiaries incorporated in the Prospectus or included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified; such financial statements have been prepared in conformity with the International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Registration Statement and the General Disclosure Package has been derived from the accounting records of the Company and its Subsidiaries and is accurately presented and is prepared on a basis consistent with such financial statements and the Company’s accounting records.

(z)           Listing Compliance. The Company is in compliance with the requirements of the Nasdaq Capital Market (the “Nasdaq”) for continued listing of the ADSs.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the 1934 Act or the listing of the ADSs on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.  The transactions contemplated by this Agreement will not contravene the rules and regulations of the Nasdaq and no prior approvals by or notifications to the Nasdaq are required in connection with the transactions contemplated hereby and thereby.  The Company will comply with all requirements of the Nasdaq with respect to the issuance of the ADSs.  The Company is in compliance with the requirements of the TASE for continued listing of the Ordinary Shares.  The Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Ordinary Shares under the TASE, nor has the Company received any notification that the Israeli Securities Authority or the TASE is contemplating terminating such listing.  The transactions contemplated by this Agreement will not contravene the rules and regulations of the TASE.  The Company will comply with all requirements of the Nasdaq with respect to the issuance of the ADSs and the TASE with respect to the Ordinary Shares.

(aa)           Internal Accounting Controls.  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Neither the Company nor any of its Subsidiaries is aware of any material weakness or significant deficiency in their internal controls over financial reporting.  The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure.

(bb)           Foreign Corrupt Practices.  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, to the Company’s knowledge, is currently subject to any U.S. sanctions administered by OFAC.

(cc)           Employee Relations.  No labor dispute with the employees of the Company or any of its Subsidiaries, exists or, to the knowledge of the Company, is threatened or imminent that would reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries is in compliance, in all material respects, with the labor and employment laws and collective bargaining agreements applicable to its employees in the jurisdiction of such employment.

(dd)           Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) the Company and its Subsidiaries are in compliance with all Israeli, federal, state, local, and foreign laws and regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products (collectively, the “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environment Concern (collectively, the “Environmental Laws”), which includes, but is not limited to, compliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its Subsidiaries under applicable Environmental Laws, or compliance with the terms and conditions thereof, and neither the Company nor any of its Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee, or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action, or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees, or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, managed, franchised or operated by the Company or any of its Subsidiaries, now or in the past (collectively, the “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company, any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events, or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.  The Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws.

(ee)           Service of Process; Jurisdiction.  The Company has duly designated Vcorp Services, LLC as its authorized agent to receive service of process in the United States.  Under the laws of Israel, the submission by the Company to the jurisdiction of any U.S. federal or state court sitting in the State of New York and the designation of the law of the State of New York as the governing law of this Agreement will be binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel (subject to any applicable exceptions to the recognition or enforcement of foreign judgments in Israel), provided that such designation in clause is subject to: (a) as a general rule, the courts of the State of Israel will enforce a provision of a contract which states that the contract is to be governed by foreign law, provided that a reasonable nexus exists between such foreign law and the transactions contemplated by such contract; (b) notwithstanding a contractual choice of law, however, an Israeli court may refuse to apply the law of a foreign jurisdiction if such application would generate a result deemed by such court to be incompatible with the public policy of the State of Israel; (c) in addition, certain laws of the State of Israel may be deemed to apply to transactions conducted within or related to the State of Israel, even if such laws contradict the law governing the contracts related to such transactions; and (d) the means of application of foreign law by an Israeli court is to require the adjudicating parties to deliver opinions from legal experts as to the proper application of such foreign law.

(ff)           FINRA Matters.  There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, or, to the Company’s knowledge, 5% or greater securityholders, except as set forth in the Registration Statement and the General Disclosure Package.

Section 2.  Sale and Delivery of Shares.

(a)           Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares.  Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal will be made by means of ordinary brokers’ transactions on the Nasdaq in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)           The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on that trading day (other than a day on which the Nasdaq is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which Stifel Nicolaus is acting for the Company in a capacity other than as Agent under this Agreement.  On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company.  The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by each of the Agent and the Company pursuant to a Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)           Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.  In addition, the Company may, upon notice to the Agent, suspend the offering of the Shares or the Agent may, upon notice to the Company, suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.  Any notice given pursuant to the preceding sentence may be given by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged).

(d)           The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for the Company’s ADSs sold by the Agent on the Nasdaq or otherwise, at prices relating to prevailing market prices or at negotiated prices.  The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be equal to 3.00% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement.  The Company may sell Shares to the Agent, acting as principal, at a price agreed upon with the Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).  The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(e)           If acting as a sales agent hereunder, the Agent shall provide written confirmation to the Company following the close of trading on the Nasdaq, each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to such Agent with respect to such sales.

(f)           Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of the Company’s ADSs or Ordinary Shares (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.

(g)           The exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares.

(h)           Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent following payment of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares.  If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage as incurred, which arises from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default; provided, however that the Company shall not be obligated to so indemnify and reimburse the Agent if the Shares are not timely delivered due to (i) a suspension or limitation in trading in securities generally on Nasdaq or the TASE; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Israel; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Israel or a declaration by the United States of a national emergency or war or a material increase in hostilities in Israel; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.

(i)           Notwithstanding any other provision of this Agreement, the Company and the Agent agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Ordinary Shares by its officers or directors, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agent, for purposes of this paragraph (i) such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 20-F or Current Report on Form 6-K containing the Company’s quarterly financial results is filed with the Commission.

(j)           At each Applicable Time, Settlement Date, Registration Amendment Date and each Company Periodic Report Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement.  Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3.  Covenants.   The Company agrees with the Agent:

(a)           During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agent promptly after reasonable notice thereof and to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)           Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)           During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act.  During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)           To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the Disclosure Package.

(f)           In connection with the offering and sale of the Shares, the Company will file with the Nasdaq and TASE all documents and notices, and make all certifications, required by each of the Nasdaq or the TASE, as applicable of companies that have securities that are listed or quoted on the Nasdaq and the TASE, as applicable, and will maintain such listings or quotations.

(g)           To not take, directly or indirectly, and to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(h)           At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below), each Company Periodic Report Date (as defined below) and each date on which Shares are delivered to the Agent pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement.  In each Annual Report on Form 20-F filed by the Company or Current Report on Form 6-K containing the Company’s quarterly financial results in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(i)           Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i), (3) in connection with the filing of any current reports on Form 6-K (other than any current reports on Form 6-K which contain financial statements, supporting schedules or other financial data, including any current report on Form 6-K that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Ordinary Shares)) (each such date, a “Registration Statement Amendment Date”) (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(j)           Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agent and to counsel to the Agent the written opinion and letter of each Company Counsel or other counsel reasonably satisfactory to the Agent, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agent shall furnish such Agent with a letter substantially to the effect that the Agent may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(k)           Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date (ii) Company Periodic Report Date, the Company will cause Kesselman & Kesselman, Certified Public Accountant (Israel), a member of PricewaterhouseCoopers International Limited, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(l)           The Company consents to Stifel Nicolaus trading in the Company’s ADSs or Ordinary Shares for Stifel Nicolaus’ own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(m)           If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(n)           The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(o)           The Company will not, without (i) giving the Agent at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares or securities convertible into or exchangeable or exercisable for or repayable with ADSs or Ordinary Shares, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for or repayable with ADSs or Ordinary Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (y) the Shares to be offered and sold through the Agent pursuant to this Agreement or any Terms Agreement and (z) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of ADSs or Ordinary Shares upon exercise thereof.

(p)           If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) relating to the Shares, in a form satisfactory to the Agent.  If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

Section 4.  Free Writing Prospectus.

(a)                (i)           The Company represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

 (ii)          the Agent represents and agrees that, without the prior consent of the Company, it  has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b)           The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5.  Payment of Expenses.

(a)           The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing or quoting the Shares on the Nasdaq; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (viii) out-of-pocket expenses of the Agent, including fees and expenses of counsel, not to exceed $50,000; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

Section 6.  Conditions of Agent’s Obligation.  The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Company Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.

(b)           On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agent, Goodwin Procter LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)           On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agent, each of Morrison & Foerster LLP, US counsel for the Company, and Yigal Arnon, Israeli counsel for the Company, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agent.

(d)           At the dates specified in Section 3(l) hereof and on such other dates as reasonably requested by the Agent, the independent accountants of the Company who have certified the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)           (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agent, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) and on such other dates as reasonably requested by the Agent, the Agent shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Change since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(f)           Since the date of the latest audited financial statements then included or incorporated by reference in the General Disclosure Package and the Prospectus, no Material Adverse Change shall have occurred.

(g)           The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h)           On such dates as reasonably requested by the Agent, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

(i)           All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j)           The Shares (in the case of the Nasdaq) and the Ordinary Shares (in the case of the TASE) shall have received approval for listing or quotation on the Nasdaq and TASE, as applicable, prior to the first Settlement Date.

(k)           Prior to any Settlement Date, the Company shall have furnished to the Agent such further information, documents or certificates as the Agent may reasonably request.

Section 7.  Indemnification.

(a)           The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by the Agent expressly for use therein.

(b)           The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Agent with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of the Agent and to each person, if any, who controls the Agent within the meaning of the 1933 Act and each broker dealer affiliate of the Agent; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 8.  Representations, Warranties and Agreements to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)           In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the NYSE MKT or the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

Section 11.  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to Stifel Nicolaus shall be delivered or sent by mail, telex or facsimile transmission to:

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Fax No.  (443) 224-_____
Attention: Syndicate Department

with a copy to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Fax No. (212) 355-3333
Attention: Thomas S. Levato, Esq.

and if to the Company to:

BioLineRx Ltd.
P.O. Box 45158
19 Hartum Street
Jerusalem 9777518, Israel
Attention: Philip Serlin, Chief Financial and Operating Officer

with a copy to:
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
+1 (212) 468-8000
Attention: James Tanenbaum
Facsimile: +1 (212) 468-7900
E-mail: jtanenbaum@mofo.com

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12.  Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers, directors, employees, attorneys and agents of the Company and the Agent and each person who controls the Company or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13.  Time of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day on which both the Nasdaq and TASE are open for business.

Section 14.  Waiver of Jury Trial; Proceedings.  The Company and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

The Company irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company further agrees that service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court.

The Company has appointed Vcorp Services, LLC (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified its Authorized Agent of such designation and appointment and that its Authorized Agent has accepted the same in writing. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.

The Company agrees that a final judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

With respect to any Related Proceeding,  the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 15.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 16.  Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17.   Severability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours, BIOLINERX LTD. By: /s/ Philip Serlin Name: Philip Serlin Title: Chief Financial and Operating Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:     /s/Ryan Daws
Name: Ryan Daws
Title:   Director

Annex 1

BioLineRx Ltd.

American Depositary Shares, each representing 10 ordinary shares,
(NIS0.01 par value per share)

TERMS AGREEMENT

STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, MD 21202
Attn: Syndicate Department

Ladies and Gentlemen:

BioLineRx, Ltd., a corporation organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated May 17, 2013 (the “Sales Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated (the “Agent”), to issue and sell to the Agent the securities specified in Schedule 1 hereto (the “Purchased Securities”).

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

Very truly yours, BIOLINERX LTD. By: _________________________________ Name: Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: _________________________________
      Name:
      Title:

Schedule 1

FORM OF PURCHASE NOTICE

I hereby request on behalf of the Company that Stifel, Nicolaus & Company, Incorporated (the "Agent") sell up to [      ] American Depositary Shares (“ADSs”), each representing 10 ordinary shares of the Company NIS 0.01 par value per share, at [a minimum market price of $_______ per ADS /a price per ADS no less than __% of the prevailing market price at the time of sale], provided that all such ADSs shall be sold by the Agent by no later than [____] .